SUB-ITEM 77 C:
Submission of
matters to a vote of
security holders


FEDERATED PREMIER
MUNICIPAL INCOME FUND
An Annual Meeting of
Fund shareholders
(Common Shares and
Preferred Shares)
was held on September
19, 2008. On July 8, 2008,
the record date for
shareholders voting
at the meeting, there
were 6,136,693 total
 outstanding shares.
The following item was
 considered
by shareholders and
 the results of their
 voting are listed below.
 Unless otherwise noted,
 each matter was approved.
Election of four Class II
 Trustees - Common Shares
and Preferred Shares:
1. J. Christopher Donahue
For





Withheld
Authority
to Vote
5,900,950

65,209

2. Nicholas P. Constantakis
For





Withheld
Authority
to Vote
5,898,550

67,609

3. John F. Cunningham
For





Withheld
Authority
to Vote
5,898,550

67,609

4. Marjorie P. Smuts
For





Withheld
Authority
to Vote
5,896,495

69,664

An Annual Meeting
 of Fund shareholders
(Preferred Shares)
 was held on September
 19, 2008. On
July 8, 2008, the
record date for
shareholders voting at
the meeting, there were
 2,147 total outstanding
 shares. The following
item was considered by
shareholders and
the results of their
voting are listed below.
 Unless otherwise noted,
 each matter was approved.
Election of Two Trustees
- Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
1,850

9

2. John S. Walsh
For





Withheld
Authority
to Vote
1,850

9

The following Trustees
 of the Fund continued
 their terms as Trustees
 of the Fund:  John F.
Donahue, Thomas G.
Bigley, John T. Conroy, Jr.,
 Charles F.
Mansfield, Jr.,
John E. Murray, Jr.,
 J.D., S.J.D.,
R. James Nicholson,
 Thomas M. O'Neill,
 and James F. Will.

The Definitive Proxy
Statement for this
Annual Meeting was
 filed with the
 Securities and
Exchange Commission
on July 22, 2008,
and is incorporated
by reference. (File No.
811-21235)